Clean Power Concepts, Inc.

Suite 290 – 601 Cordova Street

Vancouver, B.C. Canada

V6B 1G1

USA: Toll Free: 1. 888.767.5955

Web site address: www.cleanpowerconcepts.com

NEWS RELEASE

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Clean Power Concepts Inc. Announces Cancellation of Return to Treasury of 93,400,000 Shares

LAS VEGAS, Nevada, May 3, 2007 (OTC:CPOW.OB) – Clean Power Concepts, Inc. (“Clean Power” and/or the “Company”) announces that on April 23, 2007, several of our insiders returned an aggregate of 93,400,000 shares of our common stock to our company for cancellation without consideration. As of April 23, 2007, we had 50,016,000 shares of common stock issued and outstanding.

For more information contact:

Investor Relations, Mr. Paul Kuntz

North America Toll Free - 1. 888.767.5955

For an email contact, can you set up Paul with a corporate address:  IR@cleanpowerconcepts.com

Legal Notice Regarding Forward Looking Statements

The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.